Exhibit 10.25

LIBERTY MEDIA INTERNATIONAL, INC.

TRANSITIONAL STOCK ADJUSTMENT PLAN

Non-Qualified Stock Option Exercise Price Amendment

Preamble

This Amendment (“Amendment”) is made effective as of December 22, 2005 (the “Effective Date”), by and between Liberty Global, Inc. (“LGI”) and the individual whose name, address and social security number appear on the signature page hereto (“Grantee”).

Original Grant

Grantee was awarded one or more non-qualified stock options to purchase shares of Series A Common Stock (“LMI Series A Stock”) of Liberty Media International, Inc. (“LMI”) under the Liberty Media International, Inc. Transitional Stock Adjustment Plan (the “Plan”). The awards were made in furtherance of adjustments to certain of Grantee’s LMC Award(s) (as defined in the Plan) approved by the Incentive Plan Committee (the “LMC Committee”) of the Board of Directors of Liberty Media Corporation (“LMC”) in connection with the spin-off of LMI from LMC on June 7, 2004 (the “Spin-Off”). In the Spin-Off, each then outstanding LMC Award held by Grantee that was a stock option or stock appreciation right with respect to Series A common stock of LMC (“LMC Stock”) was divided, without any action on the part of Grantee, into (i) an option to purchase a number of shares of LMI Series A Stock equal to the number of shares of LMC Stock with respect to which the applicable LMC Award was exercisable immediately prior to the record date for the Spin-Off (the “LMI Option”), and (ii) an LMC option or stock appreciation right, as applicable (the “LMC Adjusted Award”), with respect to the same number of shares of LMC Stock as the LMC Award prior to the record date for the Spin-Off. The aggregate exercise price or base price of the original LMC Award was allocated between the LMI Option and the LMC Adjusted Award. The LMI Option is governed by the terms of the Plan.

Prior to the Spin-Off, the LMC Committee had determined that a ten-day volume weighted average price (VWAP) would be used to reflect the market value of the LMI Series A Stock following the Spin-Off for purposes of establishing the exercise price of the LMI Options because the LMC Committee had concluded that the trading price of the LMI Series A Stock immediately after the Spin-Off would not accurately reflect its fair market value. The LMC Committee reserved the right to change the pricing methodology. The first day of regular way trading for the LMI Series A Stock following the Spin-Off was June 8, 2004. The LMC Committee met and priced the LMI Options issued under the Plan on June 18, 2004. The LMC Committee used the VWAP of the LMI Series A Stock as of the date of the meeting (the “Value”), which was $36.09, to establish the exercise price of the LMI Options, based on the Committee’s good faith determination at that time that this price was a reasonable reflection of the fair market value of the LMI Series A Stock immediately following the Spin-Off. The ten-day VWAP for the LMI Series A Stock following the Spin-Off (the “Average Value”) was $36.33.

LMI Rights Offer

On August 23, 2004, LMI completed a rights offering pursuant to which each stockholder of LMI had the right to purchase .20 shares of the same series of common stock for each share of common stock of LMI of that series owned by such stockholder as of July 26, 2004, the record date and ex-dividend date for the rights offering. In connection with the rights offering, and without any action on the part of the Grantee, the exercise price of each outstanding LMI Option was adjusted by multiplying the exercise price by .94, and the number of shares of LMI Series A Stock purchasable upon exercise of each outstanding LMI Option was increased by dividing the number of such shares by ..94.

LGI Business Combination

On June 15, 2005, UnitedGlobalCom, Inc. (“UGC”) and LMI were combined under a new parent company named Liberty Global, Inc. (“LGI”) pursuant to a business combination (the “Business Combination”). As a result of the Business Combination and without any action on the part of the Grantee, each of the LMI Options was converted into an option (“Option”) with respect to that number of shares of LGI’s Series A common stock (“LGI Series A Stock”) equal to the number of shares of LMI Series A Stock subject to such converted LMI Option. No other changes were made to the terms of the converted LMI Option.

LGI Stock Dividend

On September 6, 2005, LGI effected a dividend of one share of LGI’s Series C common stock (“LGI Series C Stock”) for each share of LGI Series A Stock outstanding at 5:00 p.m., New York City time, on August 26, 2005 (the “Record Date”). As a result of the dividend and without any action on the part of the Grantee, each Option outstanding on the Record Date (“Original Option”) was adjusted to represent two Options: an Option with respect to the same number of shares of LGI Series A Stock as the Original Option immediately prior to the Record Date (“Series A Option”) and an Option with respect to a number of shares of LGI Series C Stock equal to the number of shares of Series A Stock to which the Original Option related immediately prior to the Record Date (“Series C Option”). The exercise price per Series C Option was set by multiplying the exercise price per Original Option by .4863 and rounding the resulting number to the nearest whole cent (with any fraction of 1/2 or larger rounded up). The exercise price per Series A Option was set by deducting the exercise price of the Series C Option from the exercise price of the Original Option.

Current Exercise Prices

After giving effect to the adjustments described above, but before giving effect to this Amendment, the exercise price per share of each Series A Option is $17.42 (the “Current Series A Exercise Price”) and the exercise price per share of each Series C Option is $16.50 (the “Current Series C Exercise Price”).

Section 409A

Section 409A of the Internal Revenue Code of 1986 imposes significant additional taxes on certain forms of deferred compensation. The parties desire to enter into this Amendment as a protective measure in order to avoid the potential application of these additional taxes due to the use of the Value, rather than the originally approved methodology of an Average Value, to ascertain the exercise price of the LMI Options following the Spin-Off.

Accordingly, LGI and the Grantee hereby agree to modify the exercise price of the Series A Options and Series C Options that first become exercisable after December 31, 2004 in accordance with the following terms:

1.	Exercise Prices.

(a)	Options Exercisable Prior to 2005. All Series A and Series C Options that became exercisable prior to January 1, 2005 and remain unexercised at the Effective Date (“Pre-2005 Vested Options”) will continue to be exercisable, subject to the conditions and in the manner contemplated under the Plan, at the Current Series A Exercise Price and Current Series C Exercise Price per share, respectively, subject to future adjustments as provided in the Plan.

(b)	Options Exercisable After 2005. Effective as of the Effective Date, the exercise price of the Series A Options then outstanding that first became or become exercisable as of a date on or after January 1, 2005 (the “Adjusted Series A Options”) shall be increased to $17.54 per share of LGI Series A Stock (the “Adjusted Series A Exercise Price”), and the exercise price of the Series C Options then outstanding that first became or become exercisable as of a date on or after January 1, 2005 (the “Adjusted Series C Options” and, together with the Adjusted Series A Options, the “Adjusted Options”) shall be increased to $16.61 per share of Series C Stock (the “Adjusted Series C Exercise Price”), subject in each case to future adjustments as provided in the Plan.

(c)	Order of Exercise. From and after the Effective Date, all exercises of Series A Options and Series C Options that derive from the same LMC Award shall be deemed to be an exercise of the Pre-2005 Vested Options that derive from such LMC Award until such Pre-2005 Vested Options have been exercised in full and then shall be deemed to be an exercise of the Adjusted Options that derive from such LMC Award.

2.	Payment.

In consideration for Grantee’s agreement to the increase in the exercise prices of the Adjusted Options, LGI shall pay to the Grantee an amount in cash equal to the sum of (i) the number of shares of LGI Series A Stock to which the Adjusted Series A Options relate as of the Effective Date multiplied by $0.12 and (ii) the number of shares of LGI Series C Stock to which the Adjusted Series C Options relate as of the Effective Date multiplied by $0.11. The consideration so payable will be paid, subject to applicable withholding tax requirements, no later than December 31, 2005.

3.	Other Terms.

Except as modified pursuant to this Amendment or by the adjustments referred to in the Preamble hereto, the terms of the Series A and Series C Options shall remain subject in all respects to the terms of the Plan.

4.	Grantee Acceptance.

The Grantee will signify acceptance of this Amendment by signing in the space provided at the end hereof and returning a signed copy to LGI.

[Signature Page Follows]

Signature Page to Amendment, effective as of December 22, 2005, to Liberty Global, Inc. Non-Qualified Stock Options granted to Grantee pursuant to Liberty Media International, Inc. Transitional Stock Adjustment Plan.

LIBERTY GLOBAL, INC.

By:

Name:

Title:

GRANTEE:

Signature:

Grantee Name:

Address:

City/State/Country:

Social Security Number: